Exhibit 5.B

NAMES AND ADDRESSES OF

THE UNDERWRITERS OF THE SECURITIES

Barclays Bank PLC

5 The North Colonnade

Canary Wharf, London E14 4BB

United Kingdom

Attn: Debt Syndicate

Fax: +44 (0) 20 7516 7548

Tel: +44 (0) 20 7773 9098

HSBC Bank plc

8 Canada Square

London E14 5HQ

United Kingdom

Attn: Head of DCM Legal

Fax: +44 (0) 20 7992 4973

Tel: +44 (0) 20 7991 8888

J.P. Morgan Securities plc

25 Bank Street, Canary Wharf

London E14 5JP United Kingdom

Attn: Head of Debt Syndicate and

Head of EMEA Capital Markets Group

Fax: +44 20 3493 0682

Tel: +44 20 3493 0682